                                                                    EXHIBIT 12

                              SunTrust Banks, Inc.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

                                                 Six Months
                                                   Ended
                                                   June 30,                                 Year Ended December 31,
                                           ---------------------------------------------------------------------------------------
                                               1998         1997        1997         1996        1995          1994          1993
                                           ----------------------------------------------------------------------------------------
Ratio 1 - including deposit interest

Earnings:
  Income before income taxes               $  553,551   $  503,353   $1,025,966   $  903,200   $  825,925   $  781,965   $  700,662
  Fixed charges                               957,096      837,057    1,771,603    1,476,392    1,363,702      946,283      804,281
                                           ----------------------------------------------------------------------------------------
      Total                                $1,510,647   $1,340,410   $2,797,569   $2,379,592   $2,189,627   $1,728,248   $1,504,943
                                           ========================================================================================
Fixed charges:
  Interest on deposits                        568,307      566,898    1,151,157    1,083,035      988,725      704,803      632,307
  Interest on funds purchased                 207,741      155,445      345,116      245,502      239,080      122,055       87,900
  Interest on other short-term borrowings      45,775       43,315       91,592       48,264       54,843       42,519       21,623
  Interest on long-term debt                  127,063       63,631      168,508       85,031       68,114       63,119       48,839
  Portion of rents representative of
    the interest factor (1/3) of rental
    expense                                     8,210        7,768       15,230       14,560       12,940       13,787       13,612
                                           ----------------------------------------------------------------------------------------
      Total                                $  957,096   $  837,057   $1,771,603   $1,476,392   $1,363,702   $  946,283   $  804,281
                                           ========================================================================================
Earnings to fixed charges                        1.58x        1.60x        1.58x        1.61x        1.61x        1.83x        1.87x

Ratio 2 - excluding deposit interest

Earnings:
  Income before income taxes               $  553,551   $  503,353   $1,025,966   $  903,200   $  825,925   $  781,965   $  700,662
  Fixed charges                               388,789      270,159      620,446      393,357      374,977      241,480      171,974
                                           ----------------------------------------------------------------------------------------
      Total                                $  942,340   $  773,512   $1,646,412   $1,296,557   $1,200,902   $1,023,445   $  872,636
                                           ========================================================================================
Fixed charges:
  Interest on funds purchased                 207,741      155,445      345,116      245,502      239,080      122,055       87,900
  Interest on other short-term borrowings      45,775       43,315       91,592       48,264       54,843       42,519       21,623
  Interest on long-term debt                  127,063       63,631      168,508       85,031       68,114       63,119       48,839
  Portion of rents representative of
    the interest factor (1/3) of rental
    expense                                     8,210        7,768       15,230       14,560       12,940       13,787       13,612
                                           ----------------------------------------------------------------------------------------
      Total                                $  388,789   $  270,159   $  620,446   $  393,357   $  374,977   $  241,480   $  171,974
                                           =========================================================================================
Earnings to fixed charges                        2.42x        2.86x        2.65x        3.30x        3.20x        4.24x        5.07x
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